                                                                   EXHIBIT 23.01


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated February 9, 2001, included in this Form 10K, into registration statements previously filed by UFP Technologies, Inc. on, respectively, Form S-8, File No. 33-32248; Form S-8, File No. 333-56741; Form S-8, File No. 33-76440; and Form S-8, File No. 333-39946.


/s/ ARTHUR ANDERSEN LLP
------------------------------------


Boston, Massachusetts
March 22, 2001